EXHIBIT 23.2 CONSENT OF MOEN AND COMPANY, CHARTERED ACCOUNTANTS

November 2, 2005

Board of Directors
China Mobility Solutions, Inc.
900-789 West Pender Street
Vancouver, B.C., Canada V6C 1H2

Gentlemen:

We have issued our report dated April 6, 2005, accompanying the financial statements of China Mobility Solutions, Inc., which is incorporated by reference in this Form S-8 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report, and the use of our name under the heading “Experts”.

Sincerely,

/s/ Moen and Company
Moen and Company

Chartered Accountants